Exhibit 99.1

INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Consolidated Balance Sheet as of September 30, 2017	2

Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2017	3

Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2016	4

Notes to Pro Forma Consolidated Financial Statements	5

RESOLUTE ENERGY CORPORATION

Pro Forma Consolidated Balance Sheet (UNAUDITED)

(in thousands, except share and per share amounts)

	September 30, 2017
	Resolute	Aneth Field Pro Forma Adjustments (a)		Resolute Pro Forma
Assets
Current assets:
Cash and cash equivalents	$888	$19,252	(a)	$20,140
Accounts receivable	73,830	—		73,830
Contingent payment derivative instrument	—	4,307	(a)	4,307
Commodity derivative instruments	1,653	—		1,653
Prepaid expenses and other current assets	1,911	—		1,911
Total current assets	78,282	23,559		101,841
Property and equipment, at cost:
Oil and gas properties, full cost method of accounting
Unproved	254,865	—		254,865
Proved	2,132,497	(175,745)	(a)	1,956,752
Other property and equipment	13,271	(481)	(b)	12,790
Accumulated depletion, depreciation and amortization	(1,709,800)	—		(1,709,800)
Net property and equipment	690,833	(176,226)		514,607
Other assets:
Restricted cash	23,195	(23,195)	(b)	—
Contingent payment derivative instrument	—	7,608	(a)	7,608
Other assets	10	2,815	(a)	2,825
Total assets	$792,320	$(165,439)		$626,881
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$27,123	$—		$27,123
Accrued expenses	71,873	—		71,873
Revenue payable	33,219	—		33,219
Accrued cash-settled incentive awards	27,278	—		27,278
Accrued interest payable	18,651	—		18,651
Asset retirement obligations	1,216	(872)	(c)	344
Commodity derivative instruments	8,177	(4,798)	(c)	3,379
Total current liabilities	187,537	(5,670)		181,867
Long term liabilities:
Revolving credit facility	122,185	(122,185)	(a)	—
Senior notes	523,008	—		523,008
Asset retirement obligations	17,230	(14,921)	(c)	2,309
Commodity derivative instruments	4,557	(2,895)	(c)	1,662
Other long term liabilities	11,568	(10,000)	(a)	1,568
Total liabilities	866,085	(155,671)		710,414
Stockholders’ deficit:
Convertible preferred stock, $0.0001 par value	—	—		—
Common stock, $0.0001 par value	2	—		2
Additional paid-in capital	954,198	—		954,198
Accumulated deficit	(1,027,965)	(9,768)	(a)	(1,037,733)
Total stockholders’ deficit	(73,765)	(9,768)		(83,533)
Total liabilities and stockholders’ deficit	$792,320	$(165,439)		$626,881

See Notes to Pro Forma Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Pro Forma Consolidated Statement of Operations (UNAUDITED)

(in thousands, except per share data)

	Nine Months Ended September 30, 2017
	Resolute	Aneth Field Properties (d)	Aneth Field Transaction Adjustments		Pro Forma Resolute
Revenue:
Oil	$186,027	$(65,600)	$—		$120,427
Gas	20,978	(619)	—		20,359
Natural gas liquids	10,799	—	—		10,799
Total revenue	217,804	(66,219)	—		151,585
Operating expenses:
Lease operating	63,339	(35,034)	—		28,305
Production and ad valorem taxes	21,701	(8,803)	—		12,898
Depletion, depreciation, amortization, and asset retirement obligation accretion	63,889	—	(15,884)	(e)	48,005
Impairment of proved oil and gas properties	—	—	—		—
General and administrative	29,433	—	(974)	(f)	28,459
Cash-settled incentive awards	9,010	—	(2,073)	(f)	6,937
Total operating expenses	187,372	(43,837)	(18,931)		124,604
Income from operations	30,432	(22,382)	18,931		26,981
Other income (expense):
Interest expense, net	(35,003)	—	2,356	(g)	(32,647)
Commodity derivative instruments gain	4,579	—	7,693	(h)	12,272
Other income	63	—	—		63
Total other expense	(30,361)	—	10,049		(20,312)
Net income attributable to Resolute	71	(22,382)	28,980		6,669
Income tax benefit	28	—	—	(i)	28
Net income attributable to Resolute	99	(22,382)	28,980		6,697
Convertible preferred stock dividend	(3,935)	—	—		(3,935)
Net income (loss) available to common stockholders	$(3,836)	$(22,382)	$28,980		$2,762
Net income (loss) per common share:
Basic	$(0.22)				$0.08
Diluted	$(0.22)				$0.07
Weighted average common shares outstanding:
Basic	21,866				21,866
Diluted	21,866				22,809

See Notes to Pro Forma Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Pro Forma Consolidated Statement of Operations (UNAUDITED)

(in thousands, except per share data)

	Year Ended December 31, 2016
	Resolute	Aneth Field Properties (d)	Aneth Field Transaction Adjustments		Pro Forma Resolute
Revenue:
Oil	$148,336	$(77,518)	$—		$70,818
Gas	10,661	(967)	—		9,694
Natural gas liquids	5,481	—	—		5,481
Total revenue	164,478	(78,485)	—		85,993
Operating expenses:
Lease operating	63,699	(45,628)	—		18,071
Production and ad valorem taxes	16,270	(9,715)	—		6,555
Depletion, depreciation, amortization, and asset retirement obligation accretion	50,462	—	(25,013)	(e)	25,449
Impairment of proved oil and gas properties	58,000	—	—		58,000
General and administrative	32,627	—	1,463	(f)	34,090
Cash-settled incentive awards	34,926	—	(6,662)	(f)	28,264
Total operating expenses	255,984	(55,343)	(30,212)		170,429
Loss from operations	(91,506)	(23,142)	30,212		(84,436)
Other income (expense):
Interest expense, net	(50,684)	—	14,042	(g)	(36,642)
Commodity derivative instruments loss	(19,784)	—	—		(19,784)
Other income	343	—	—		343
Total other expense	(70,125)	—	14,042		(56,083)
Loss before income taxes	(161,631)	(23,142)	44,254		(140,519)
Income tax expense	(91)	—	—	(i)	(91)
Net loss available to common stockholders	(161,722)	$(23,142)	$44,254		$(140,610)
Net loss per common share:
Basic and diluted	$(10.33)				$(8.99)
Weighted average common shares outstanding:
Basic and diluted	15,767				15,767

See Notes to Pro Forma Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Notes to Pro Forma Consolidated Financial Statements for the

Nine Months Ended September 30, 2017 and Year Ended December 31, 2016 (UNAUDITED)

Note 1 – BASIS OF PRESENTATION

The accompanying statements present Resolute Energy Corporation’s (“Resolute,” the “Company,” “we,” and “our”) unaudited pro forma consolidated balance sheet as of September 30, 2017 and pro forma consolidated statement of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016. These unaudited statements have been developed by applying pro forma adjustments to our historical financial statements. The unaudited pro forma statement of operations data for the periods presented give effect to our divestiture of the Aneth Field properties (the “Aneth Disposition”) as if it had been completed on January 1, 2016. The unaudited pro forma balance sheet gives effect to the Aneth Disposition as if it had occurred on September 30, 2017.

The pro forma adjustments related to the purchase price of the Aneth Field are preliminary and are subject to revision as additional information becomes available. The pro forma adjustments related to the Aneth Disposition reflect the fair values allocated to our assets as of the assumed divestiture date and do not necessarily reflect the fair values that would have been recorded if the divestiture had occurred on January 1, 2016, or September 30, 2017.

The unaudited pro forma financial statements should be read together with the historical financial statements of Resolute and the related notes included in the Company’s 2016 Annual Report on Form 10-K and the Company’s September 2017 Quarterly Report on Form 10-Q.

The unaudited pro forma consolidated financial statements are included for informational purposes only and do not purport to reflect the results of operations or financial position that would have occurred had the Aneth Disposition occurred on the assumed divestiture date. Accordingly, they should not be relied upon as indicative of our results of operations or financial position had the Aneth Disposition occurred on the date assumed. Additionally, the unaudited pro forma financial statements are not a projection of our results of operations or financial position for any future period or date.

Note 2 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

a.

Represents the effect of the Aneth Disposition inclusive of the following: (i) cash proceeds of $160 million subject to customary purchase price adjustments  (represented by $150 million cash received at closing and a $10 million deposit previously reported in other long term liabilities), (ii) use of net proceeds to repay $125 million of borrowings under our Revolving Credit Facility (which results in a reclass of the associated unamortized deferred financing costs to other long-term assets), (iii) the September 30, 2017 fair value of the contingent payment derivative instrument as provided in the purchase and sale agreement and (iv) the payment of approximately $9.8 million of closing costs as part of the Aneth Disposition ($6.0 million of severance payments and $3.8 million of transaction fees).

b.

Represents the reduction of the $23.2 million restricted cash balance (represented by the $22.1 million transfer of the net restricted cash balance to Elk Petroleum Aneth LLC and the $1.1 million receipt of the refund owed to the Company for overpayments made by the Company to the Exxon escrow account relating to periods prior to the effective date of the sale) as well as certain other property and equipment transferred with the sale.

c.	Represents the relief of commodity derivative contract liabilities novated to Elk Petroleum Aneth LLC and asset retirement obligations relating to the properties divested in Aneth Field.
d.	Represents the historical revenue and direct operating expenses of the Aneth Field properties.
e.	Represents the decrease in depletion, depreciation, amortization and accretion expense as if the Aneth Disposition was consummated on January 1, 2016.
f.

Represents the increase (decrease) in general and administrative as well as cash-settled incentive award expense as if the Aneth Disposition was consummated on January 1, 2016. The closing costs of approximately $9.8 million (as discussed above) have been excluded from these adjustments as they are a non-recurring expense.

g.

Represents the decrease in interest expense resulting from the use of net proceeds to repay $128.3 million of borrowings under the Secured Term Loan Facility in 2016 and $125 million of borrowings under our Revolving Credit Facility in 2017.

h.

Represents the mark-to-market loss associated with the contracts Resolute entered into pursuant to the terms of the Purchase and Sale Agreement related to the Aneth Disposition. These contract amounts were novated to Elk Petroleum Aneth LLC upon the closing of the transaction.

i.

There is no pro forma adjustment for income taxes in the year ended December 31, 2016 or the nine months ended September 30, 2017 as the Company has provided for a full valuation allowance against net deferred tax assets.